UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2014

OXFORD TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-49854	04-3615974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01, Completion of Acquisition or Disposition of Assets

On December 24, 2014, the majority shareholders of Oxford Technologies Inc. (the “Company”) adopted a shareholders’ resolution that accepted the request from Great Admirer Limited to surrender its 17,601,002 shares of the Company’s capital stock, constituting 94.81% of the total number of shares issued and outstanding, for cancellation and, in exchange therefor, transfer 94.81% of the Company’s equity interest in Axiom Manufacturing Services Limited (“AMS”) to Great Admirer.

At the same time, based on the net asset value of the consolidated financial statements of the Company as of and for the quarter ended on September 30, 2014, the Company accepted $1,078,473 in cash as consideration for the transfer of the Company’s remaining 5.19% equity interest in AMS to Great Admirer. The transaction was closed on December 31, 2014.

Item 8.01, Other Events

Because AMS is the Company’s only operating business, and as a result of the transaction as described above, the Company is filing a Form 15, “Certification and notice of termination of registration under section 12(g) of the Securities Exchange Act of 1934 or suspension of duty to file reports under sections 13 and 15(d) of the Securities Exchange Act of 1934” with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD TECHNOLOGIES, INC.

Date: January 5, 2015	By:	/s/ Vivian Lam
	Name:	Vivian Lam
	Title:	President